UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2010

The Allied Defense Group, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	1-11376	04-2281015
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 Towers Crescent Drive, Suite 260 Vienna, VA	22182
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 847-5268

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 1, 2010, Deborah Ricci informed the board of directors and senior management of The Allied Defense Group, Inc. (the “Company”) of her intention to resign as Chief Financial Officer effective as of June 1, 2010 in order to pursue other opportunities. Ms. Ricci’s resignation was not due to any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

Item 5.07. Submission of Matters to a Vote of Security Holders

On June 1, 2010, the Company held a special meeting of its stockholders at which the stockholders voted on a proposal to adjourn the special meeting previously scheduled to approve the pending merger with Chemring Group Plc and to reconvene the special meeting at 10:00 a.m. local time on June 15, 2010 at 8000 Towers Crescent Drive, Suite 260, Vienna, Virginia 22182.

The final voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER-NON-VOTES
5,853,508	80,333	3,579	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 4, 2010	/s/ Wayne F. Hosking

Name: Wayne F. Hosking
Title: Vice President for Corporate Strategic Development